As filed with the Securities and Exchange Commission on January 8, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wilshire Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	20-0711133 (I.R.S. Employer Identification Number)

3200 Wilshire Blvd.

Los Angeles, California 90010
(213) 387-3200

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Alex Ko
Wilshire Bancorp, Inc.
3200 Wilshire Blvd.

Los Angeles, California 90010
(213) 387-3200

(Name, Address, Including Zip Code, and Telephone

Number, Including Area Code, of Agent for Service)

Copies to:

Stephanie E. Kalahurka

Hunton & Williams LLP

111 Congress Avenue, Suite 1800

Austin, Texas 78701

(512) 542-5003

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act.  (check one):

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐ (Do not check if a Smaller Reporting Company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Fixed Rate Cumulative Perpetual Preferred, Series A, no par value per share	62,158		$1,000	(1)	$62,158,000	(1)	$2,443
Warrant to Purchase Common Stock, no par value per share, and underlying shares of Common Stock(2)	949,460	(2)	9.82	(3)	$9,323,700	(3)	$366
Total					$71,481,700		$2,809

(1)   Calculated in accordance with Rule 457(a) and includes such additional number of shares of Fixed Rate Cumulative Perpetual Preferred, Series A, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends or similar transactions.

(2)   In addition to the Fixed Rate Cumulative Perpetual Preferred, Series A, there are being registered hereunder (a) a warrant for the purchase of 949,460 shares of common stock with an initial per share exercise price of $9.82 per share, (b) the 949,460 shares of common stock issuable upon exercise of such warrant and (c) such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of common stock are registered hereunder pursuant to Rule 416.

(3)   Calculated in accordance with Rule 457(i) with respect to the per share exercise price of the warrant of $9.82.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated January 8, 2009

PROSPECTUS

WILSHIRE BANCORP, INC.

Fixed Rate Cumulative Preferred Stock, Series A

Warrant To Purchase 949,460 Shares Of Common Stock

This prospectus relates to the potential resale from time to time by selling securityholders of some or all of the shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, or the Senior Preferred, a warrant to purchase 949,460 shares of common stock, or the Warrant, and any shares of common stock issuable from time to time upon exercise of the Warrant.  In this prospectus, we refer to the shares of Senior Preferred, the Warrant and the shares of common stock issuable upon exercise of the Warrant, collectively, as the securities.  The Senior Preferred and the Warrant were originally issued by us pursuant to the Letter Agreement dated December 12, 2008, and the related Securities Purchase Agreement—Standard Terms, between us and the United States Department of the Treasury, which we refer to as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.

The initial selling securityholder and its successors, including transferees, which we collectively refer to as the selling securityholders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices.  If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.

We will not receive any proceeds from the sale of securities by the selling securityholders.

The Senior Preferred is not listed on an exchange, and, unless requested by the initial selling securityholder, we do not intend to list the Senior Preferred on any exchange.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “WIBC.”  On January 6, 2009, the last reported sale price of our common stock as reported on the NASDAQ Global Select Market was $8.99 per share.  You are urged to obtain current quotations of the common stock.

Investing in our securities involves risks.  Before buying our securities, you should carefully consider the risk factors discussed in the section entitled “Risk Factors” on page 3 of this prospectus and in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10–K and in any quarterly report on Form 10–Q, as well as in any prospectus supplements relating to specific offerings.

The securities being offered are not savings accounts, deposits or obligations of any bank and are not insured by any insurance fund of the Federal Deposit Insurance Corporation or any other governmental organization.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved any of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act.  Under the shelf registration statement, the selling securityholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. We will not receive any proceeds from the resale by such selling securityholders of the offered securities described in this prospectus.

Additionally, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more selling securityholders.  We may also provide a prospectus supplement to add, update or change information contained in this prospectus.  If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement.  You should carefully read both this prospectus and each applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the shelf registration statement.  We have omitted parts of the shelf registration statement in accordance with the rules and regulations of the SEC.  For further information, we refer you to the shelf registration statement on Form S-3 of which this prospectus is a part, including its exhibits.  Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete.  If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the shelf registration statement, please see that agreement or document for a complete description of these matters.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement.  We have not authorized anyone to provide you with any other information.  If you receive any other information, you should not rely on it.  No offer to sell these securities is being made in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable prospectus supplement or documents or as specifically indicated in the document.  Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, “Wilshire Bancorp,” “we,” “our,” “ours,” and “us” refer to Wilshire Bancorp, Inc., which is a bank holding company headquartered in Los Angeles, California, and its subsidiaries on a consolidated basis, unless the context otherwise requires.  References to “Wilshire State Bank,” or the “Bank,” mean Wilshire State Bank, a California state bank, which is our principal bank subsidiary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  We also file these documents with the SEC electronically.  You can access the electronic versions of these filings on the SEC’s Internet website found at http://www.sec.gov and our website:  www.wilshirebank.com (the other information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus much of the information that we file with the SEC.  This means that we can disclose important information to you by referring you to another document without restating the information in this document.  Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document.  Any information filed by us with the

SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or previously incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information that we previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•              Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed on March 17, 2008 and as amended on Form 10-K/A, filed on April 29, 2008.

•              Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, as filed on May 12, 2008, August 8, 2008 and November 7, 2008, respectively.

•              Our Current Reports on Form 8-K filed December 17, 2008, December 3, 2008, September 2, 2008, June 13, 2008, May 30, 2008, March 31, 2008, March 26, 2008 and February 28, 2008.

•              The description of our common stock, no par value per share, contained in our Registration Statement on Form 8-A, filed August 31, 2004, and any amendment or report filed subsequent thereto for the purpose of updating such description.

These documents contain important information about our business and our financial performance.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Securities Exchange Act).  Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information or documents that we have incorporated by reference into this prospectus.  We will provide this information upon written or oral request at no cost to the requester.  You may request this information by contacting our corporate headquarters at the following address and telephone number:

Alex Ko
Chief Financial Officer
Wilshire Bancorp, Inc.

3200 Wilshire Blvd.

Los Angeles, California 90010

(213) 387-3200

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This prospectus, any accompanying prospectus supplements and the documents incorporated by reference in this prospectus contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Forward-looking statements discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information.  Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “would,” “endeavor,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “potential,” “plan,” “predict,” “project,” “seek,” “should,” “will” or the negative such terms and other similar words and expressions of future intent.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements.  By their nature, forward-looking statements are subject to numerous assumptions, risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those which may be set forth in any accompanying prospectus supplement and those included in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, and other factors described in our periodic reports filed from time to time with the SEC.

The cautionary statements in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference herein also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements.  These forward-looking statements speak only as of the date on which the statements were made.  We do not intend, and undertake no obligation, to update or revise any forward-looking statements contained in this prospectus, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

WILSHIRE BANCORP, INC.

We are a bank holding company offering a broad range of financial products and services primarily through our main subsidiary, Wilshire State Bank, a California state-chartered commercial bank.  Our corporate headquarters and primary banking facilities are located at 3200 Wilshire Boulevard, Los Angeles, California 90010.

The deposits of the Bank are insured up to the maximum limits authorized under the Federal Deposit Insurance Act, as amended, or the “FDIA.”  Like most state-chartered banks of our size in California, we are not a member of the Federal Reserve System, but we are a member of Federal Home Loan Bank of San Francisco, a congressionally chartered Federal Home Loan Bank.  At September 30, 2008, we had approximately $2.39 billion in assets, $2.01 billion in net loans, $1.79 billion in total deposits, and $187.88 million in shareholders’ equity.

We operate a community bank focused on the general commercial banking business, with our primary market encompassing the multi-ethnic population of the Los Angeles County area.  Our full-service offices are located primarily in areas where a majority of the businesses are owned by Korean-speaking immigrants, with many of the remaining businesses owned by other minority groups.  Our branches in Huntington Park and Garden Grove are located in predominantly Hispanic and Vietnamese communities respectively.  Our client base reflects the multi-ethnic composition of these communities.

To address the needs of our multi-ethnic customers, we have many multilingual employees who are able to converse with our clientele in their native languages.  We believe that the ability to speak the native language of our customers assists us in tailoring products and services for our customers’ needs.

Our principal office is located at 3200 Wilshire Boulevard, Los Angeles, California 90010, and our telephone number is (213) 387-3200.  Our Internet website address is www.wilshirebank.com.  The information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk.  Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act.  You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein.  Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the securities by the selling securityholders.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratios of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,		Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003

RATIO OF EARNINGS TO FIXED CHARGES:
Excluding Interest on Deposits	4.04	8.93	6.86	10.48	11.51	19.05	31.73
Including Interest on Deposits	1.64	1.62	1.58	1.86	2.35	2.86	2.78

We computed the ratio of earnings to fixed charges by dividing earnings by fixed charges.  For purposes of computing this ratio, “earnings” consist of income before provision for income taxes, cumulative effect of changes in accounting principles and interest expenses.  Interest expenses, excluding interest on deposits, consist of interest expense on federal funds purchased and securities sold under repurchase agreements and other interest expense (other than on deposits).  “Fixed charges”, including interest on deposits, consist of interest expense on federal funds purchased and securities sold under repurchase agreements and all other interest expense.

We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we have not paid any preferred stock dividends for the periods indicated in the table above.

DESCRIPTION OF OUR COMMON STOCK

The following summary describes the material features and rights of our common stock and is subject to, and qualified in its entirety by, applicable law and the provisions of our articles of incorporation and bylaws.

General

Our authorized capital stock consists of 80,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, no par value per share, of which 62,158 shares have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A.  As of December 31, 2008, 29,413,757 shares of our common stock and 62,158 shares of our preferred stock were outstanding.

Liquidation Rights

In the event of a liquidation of Wilshire Bancorp, our common shareholders are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences for securities with a priority over the Wilshire Bancorp common stock.

Our board of directors may approve for issuance, without approval of the holders of common stock, preferred stock that has voting, dividend or liquidation rights superior to that of our common stock and which may adversely affect the rights of holders of common stock.  The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in control of our company.

Dividends and Other Distributions

The holders of our common stock are entitled to receive and share equally in dividends declared by our board of directors out of funds legally available for such dividends.  The holders of our Senior Preferred have a priority over holders of our common stock with respect to dividends.  If we issue additional preferred stock in the future, the holders of that preferred stock may have a priority over the holders of our common stock with respect to dividends.

We are a bank holding company, and our primary source for the payment of dividends is dividends from our direct, wholly-owned subsidiary, Wilshire State Bank. Various banking laws applicable to the Bank limit the payment of dividends, management fees and other distributions by the Bank to us, and may therefore limit our ability to pay dividends on our common stock.  Our ability to pay dividends on our common stock is also limited by the terms of the Senior Preferred.  See “Description of Series A Preferred Stock—Dividends.”

Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition, future prospects and such other factors as our board of directors may deem relevant.

Voting Rights

 Under California law, each holder of a share of our common stock is entitled to one vote per share for each matter submitted to the vote of the shareholders. Cumulative voting generally is required for the election of directors, except that “listed corporations” (generally, a corporation with outstanding shares listed on a national stock exchange) may expressly eliminate cumulative voting for directors in the articles of incorporation of the corporation.  Wilshire Bancorp is considered a “listed company” for purposes of California law, and our articles of incorporation expressly eliminate cumulative voting for directors.

Anti-Takeover Provisions

Provisions of our articles of incorporation and bylaws may have anti-takeover effects.  These provisions may discourage attempts by others to acquire control of Wilshire Bancorp, Inc. without negotiation with our board of directors.  The effect of these provisions is discussed briefly below.

Authorized Stock.  The shares of our common stock authorized by our articles of incorporation but not issued provide our board of directors with the flexibility to effect financings, acquisitions, stock dividends, stock splits and stock-based grants without the need for a stockholder vote.  Our board of directors, consistent with its fiduciary duties, could also authorize the issuance of shares of preferred stock, and could establish voting, conversion, liquidation and other rights for our preferred stock being issued, in an effort to deter attempts to gain control of Wilshire Bancorp, Inc..

Classification of Board of Directors.  Our articles of incorporation and bylaws currently provide that our board of directors is divided into three classes of as nearly equal size as possible, with one class elected annually to serve for a term of three years.  This classification of our board of directors may discourage a takeover of Wilshire Bancorp, Inc. because a stockholder with a majority interest in our company would have to wait for at least two consecutive annual meetings of stockholders to elect a majority of the members of our board of directors.

Removal of Directors without Cause.  Because we have a classified board of directors, a director generally may be removed without cause only if the votes cast against removal of a director, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and either the number of directors elected at the most recent annual meeting of shareholders, of if greater, the number of directors for whom removal is being sought, were then being elected.

Restrictions on Certain “Business Combinations” with Third Parties who may Acquire Our Securities Outside of an Action taken by Wilshire Bancorp.  Our articles of incorporation contain a provision restricting certain “Business Combinations” with persons, known as “Interested Shareholders,” who may obtain our securities outside of an action of Wilshire Bancorp.  An “Interested Shareholder” is defined in our articles of incorporation as a person who directly or indirectly beneficially owns, alone or with associates or affiliates, more than 20% of the outstanding voting shares of Wilshire Bancorp or a subsidiary of Wilshire Bancorp, and, subject to certain limits, certain assignees of, or successors to, the stock once held by an interested shareholder.

Super-Majority Shareholder Voting Requirements to Modify Certain Provisions of our Articles of Incorporation and Bylaws.  Our articles of incorporation provide that any amendment or modification or provision inconsistent with the provisions of the articles of incorporation relating to Business Combinations, the authorized number of directors, the provision for a classified election of directors and any amendment or modification or provision inconsistent with the provisions of our bylaws relating to the advance notice of nominations of directors and the indemnification of directors generally requires the affirmative vote of the holders of at least 66 2/3% of the then outstanding voting stock.

Stricter Time Limitations on the Ability of Shareholders to Nominate Directors for Election at Annual Meetings of our Shareholders.  Our bylaws provide that nominations for election of directors may be made by the Board or by any shareholder.  Notice of the name of any person to be nominated for election as a director must be delivered to the Secretary of the Wilshire Bancorp not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date the meeting is first publicly announced or disclosed less than 70 days prior to the date of the meeting, then such advance notice must be given not more than 10 days after such date is first announced.

The application of the above-described provisions could have the effect of delaying or preventing a change of control or management of Wilshire Bancorp.  Other than the application of these provisions, we do not have any existing provisions of our articles of incorporation or bylaws, or other present arrangements, agreements or understandings which could be deemed to have material anti-takeover effects.

These provisions are not being included herein as a result of or in response to any known accumulation of stock or threatened takeover or attempt to obtain control of us by means of a business combination, tender offer, solicitation in opposition to management or otherwise by any person.  We have no present plans to implement or propose any additional measures or bylaws having anti-takeover effects.

Preemptive Rights

Holders of our common stock do not have preemptive rights with respect to any shares that may be issued.

Redemption

Shares of our common stock are not subject to redemption.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “WIBC.”

Transfer Agent

The transfer agent for our common stock is Computershare Limited.  The transfer agent’s address is Computershare Investor Services, 250 Royall Street, Canton, MA  02021.

Description of SERIES A preferred stock

The following summary describes the material features and rights of our preferred stock and is subject to, and qualified in its entirety by, applicable law and the provisions of our articles of incorporation and bylaws.

Under our articles of incorporation, our board of directors has the authority, without further shareholder action, to issue a maximum of 5,000,000 shares of preferred stock, in one or more series, with such terms and for such consideration as may be fixed by the board of directors.  No preferred shares are currently issued and outstanding, other than the 62,158 shares of our Senior Preferred.

These paragraphs are a summary, and do not completely describe the terms and provisions of the Senior Preferred.  For the complete provisions, we refer you to our articles of incorporation, as amended, including the Certificate of Determination for the Senior Preferred, copies of which have been filed with the SEC and which are incorporated by reference into the registration statement of which this prospectus is a part.

General

The Senior Preferred are validly issued, fully paid and non-assessable.  Each share of the Senior Preferred has a liquidation value of $1,000.  As of the date of this prospectus, the Senior Preferred are not listed on any securities exchange.  The rights of the holders of preferred stock will be subordinate to those of our general creditors.  The Senior Preferred is currently held by the selling securityholder as a physical stock certificate; however, we have agreed to transfer the certificate into book-entry form if requested by the holder or holders of the Senior Preferred.

Rank

The Senior Preferred will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs, (a) senior to our common stock and to all capital stock ranking junior to the Senior Preferred; (b) on a parity with other classes or series of our preferred stock that we issue, the terms of which specifically provide that such preferred stock ranks on a parity with the Senior Preferred; and (c) senior to all shares of capital stock that we issue, the terms of which specifically provide that such shares of capital stock rank junior to the Senior Preferred.

Dividends

We will pay the record holders of the Senior Preferred, when, as and if declared by our board of directors, cumulative cash dividends at an annual rate of $50.00 per Senior Preferred share each year, which is equivalent to 5.00% of the $1,000 liquidation preference per Senior Preferred share, until, but excluding, February 15, 2014, and from that date thereafter at an annual rate of $90.00 per Senior Preferred share each year, which is equivalent to 9.00% of the $1,000 liquidation preference per Senior Preferred share.  Dividends will only be payable out of the assets legally available therefore.  Dividends will be cumulative from and including the date of our original issue of the Senior Preferred and will be payable quarterly in arrears on the 15th day of February, May, August and November of each year or, if not a business day, the next succeeding business day.  Dividends payable on the Senior Preferred on any date prior to the end of a dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends will be payable to record holders of Senior Preferred as they appear in our records at the close of business on the applicable record date, which will be the 15th calendar day immediately preceding such dividend payment date or such other record date fixed by the board of directors that is not more than 60 days nor less than 10 days before such dividend payment date.

In the event that any dividend payment or payments on the Senior Preferred are in arrears at any time, cumulative cash dividends at the annual rate then in effect for dividend payments on the Senior Preferred shall be payable as and if declared by our board of directors and out of the assets legally available therefore, on all such accrued and unpaid dividends.

Notwithstanding the foregoing, dividends on the Senior Preferred will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends, and whether or not those dividends are declared.  Accrued but unpaid dividends on the Senior Preferred will accumulate as of the due date for the dividend payment on which they first become payable.  Except as described in the next paragraph, we will not declare or pay or set apart for payment dividends on any common shares or shares of any other series of preferred stock ranking, as to dividends, on a parity with or junior to the Senior Preferred (other than a dividend paid solely in shares of common stock) for any period, nor will we, or any of our subsidiaries, directly or indirectly, purchase, redeem or otherwise acquire for consideration any common shares or shares of any other series of preferred stock ranking, as to dividends, on a parity with or junior to the Senior Preferred, unless full cumulative dividends on the Senior Preferred (including dividends on any such unpaid amounts) for all past dividend periods and the then current dividend period have been or are contemporaneously (a) declared and paid in full or (b) declared and a sum sufficient to pay them in cash is set apart for payment.

When we do not pay dividends in full (or when we do not set apart a sum sufficient to pay them in full) upon the Senior Preferred and the shares of any other series of preferred stock ranking on a parity as to dividends with the Senior Preferred, we will declare any dividends upon the Senior Preferred and any other series of preferred shares ranking on a parity as to dividends with the Senior Preferred proportionately so that the dividends declared per share of Senior Preferred (including dividends on any such unpaid amounts) and those other series of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the Senior Preferred and those other series of preferred stock (which will not include any accrual in respect of unpaid dividends on such other series of preferred stock for prior dividend periods if those other series of preferred stock do not have cumulative dividends) bear to each other.  If our board of directors or a duly authorized committee of our board of directors determines not to pay any dividend or a full dividend on a dividend payment date, we will provide written notice to the holders of the Senior Preferred prior to the dividend payment date.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the record holders of the Senior Preferred will be entitled to be paid out of our assets or proceeds therefore legally available for distribution to our stockholders, subject to the rights of any of our creditors, a liquidation preference of $1,000 per Senior Preferred share, plus an amount equal to any accrued and unpaid dividends, whether or not declared, (including dividends on any such unpaid amounts) to the date of payment, before any dividend or payment may be made to holders of our common stock or any other class or series of our capital stock ranking junior to the Senior Preferred as to liquidation rights.

If, upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Senior Preferred and the corresponding amounts payable on all other classes or series of our capital stock ranking on a parity with the Senior Preferred as to liquidation rights, then the record holders of the Senior Preferred and all other classes or series of capital stock of that kind will share proportionately in any such distribution of assets in proportion to the full respective liquidating distributions to which they would otherwise be entitled.

After payment of the full amount of the liquidating distributions to which they are entitled, such record holders will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation or other entity will not be deemed to constitute our liquidation, dissolution or winding-up of our affairs.

Redemption

Except as provided below, the Senior Preferred are not redeemable before February 15, 2012.  On or after February 15, 2012, we may, at our option upon written notice, subject to the approval of our primary federal banking regulator, the Board of Governors of the Federal Reserve System, redeem the Senior Preferred, in whole or in part, at any time or from time to time for cash at a redemption price equal to the sum of (i) $1,000 per share of Senior Preferred, and (ii) any accrued and unpaid dividends up to and including the date fixed for redemption (except as provided in the immediately following sentence), including any dividends on any such unpaid dividends.  Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record on such dividend record date of the redeemed shares of Senior Preferred.  If the Senior Preferred is then held in certificated form, record holders of certificates representing the Senior Preferred to be redeemed will surrender such certificates at the place designated in the notice of redemption and will be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption following surrender of the certificates.

Prior to February 15, 2012, we may, at our option, upon written notice, subject to the approval of our primary federal banking regulator, the Board of Governors of the Federal Reserve System, redeem the Senior Preferred, in whole or in part, at any time or from time to time for cash at a redemption price equal to the sum of (i) $1,000 per share of Senior Preferred, and (ii) any accrued and unpaid dividends up to and including the date fixed for redemption (except as provided in the immediately following sentence), including any dividends on any such unpaid dividends, provided that (x) any such redemption prior to February 15, 2012 may only occur if we have received aggregate gross proceeds of not less than $62,158,000 from one or more “qualified equity offerings” (as defined below), and (y) the aggregate redemption price of the Senior Preferred redeemed prior to February 15, 2012 may not exceed the aggregate net cash proceeds received by us from such qualified equity offerings. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record on such dividend record date of the redeemed shares of Senior Preferred.  If the Senior Preferred is then held in certificated form, record holders of certificates representing the Senior Preferred to be redeemed will surrender such certificates at the place designated in the notice of redemption and will be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption following surrender of the certificates.  A qualified equity offering means the sale and issuance for cash by Wilshire Bancorp to persons other than us (or any of our subsidiaries) of shares of perpetual preferred stock, common stock or any combination of such stock that, in each case, qualify as and may be included in our Tier 1 capital at the time of issuance under the applicable risk-based capital guidelines of the Board of Governors of the Federal Reserve System.

If notice of redemption of any Senior Preferred has been given and if we have set aside in trust the funds necessary for the redemption for the benefit of the record holders of Senior Preferred so called for redemption, then from and after the redemption date dividends will cease to accrue on the Senior Preferred and such Senior Preferred will no longer be deemed outstanding and all rights of the holders of such Senior Preferred will terminate, except for the right to receive the redemption price plus any accrued and unpaid dividends payable upon the redemption.  Any funds unclaimed at the end of three years from the redemption date will, to the extent permitted by law, be released to us, after which time the holders of the shares so called for redemption may look only to us for payment of the redemption price of such shares.

Notice of redemption must be sent by first class mail to the holders of record of the shares of Senior Preferred to be redeemed not less than 30 nor more than 60 days before the date of redemption, or, if shares of Senior Preferred are issued in book-entry form through The Depository Trust Corporation or any similar facility, notice may be given at such time and in any manner permitted by such facility.

The Senior Preferred has no stated maturity and is not subject to any sinking fund or mandatory redemption.  Holders of the Senior Preferred have no right to require redemption or repurchase of any shares of the Senior Preferred.

Conversion

Holders of our Senior Preferred have no right to exchange or convert such shares into any other securities.

Voting Rights

Holders of Senior Preferred will generally have no voting rights, except as provided by applicable law and as described below.

Whenever no dividends are paid on the Senior Preferred for six or more quarterly periods (whether or not consecutive), the size of our board of directors will be increased automatically by two directors, and holders of the Senior Preferred, voting together as a class with the holders of all other classes or series of our capital stock upon which like voting rights have been conferred and are exercisable (herein referred to as voting parity stock), will be entitled to elect two additional directors to our board of directors at the next annual meeting (or at a special meeting called for the purpose of electing preferred stock directors prior to the next annual meeting) and each subsequent annual meeting until all of the accrued and unpaid dividends on the Senior Preferred (including any dividends on any such unpaid dividends) for the past dividend periods and the then current dividend period have been declared and fully paid.  A vacancy in the office of one of the additional preferred directors may be filled by written consent of the other additional preferred director who remains in office.

The affirmative vote or consent of the holders of two-thirds of the outstanding Senior Preferred, voting separately as a single class, will be required to (i) authorize or create, or increase the authorized or issued amount of, or any issuance of, any shares or securities convertible into, exchangeable for or exercisable for any class or series of capital stock ranking senior to the Senior Preferred with respect to either or both of the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up; (ii) amend, alter or repeal the provisions of our articles of incorporation or the articles of amendment (including the Certificate of Determination) that established the Senior Preferred, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Senior Preferred; or (iii) to consummate a binding share exchange or reclassification involving the Senior Preferred, or of a merger or consolidation of Wilshire Bancorp with another corporation or other entity, unless in each case (x) the shares of Senior Preferred remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Senior Preferred Stock immediately prior to such consummation, taken as a whole.

The voting rights afforded to holders of Senior Preferred will not apply if, at or before the time when the act with respect to which the vote would otherwise be required is effected, all outstanding Senior Preferred are redeemed or called for redemption in accordance with their terms and upon proper notice and we deposit sufficient funds, in cash, in trust to effect the redemption.

Preemptive Rights

Holders of our Senior Preferred do not have preemptive rights with respect to any of our securities that may be issued.

Description of the warrant

These paragraphs are a summary, and do not completely describe the terms and provisions of the Warrant.  For the complete provisions, we refer you to the Warrant, a copy of which has been filed with the SEC and which is incorporated by reference into the registration statement of which this prospectus is a part.

As of the date of this prospectus, there is one Warrant outstanding. The Warrant is exercisable, in whole or in part, for 949,460 shares of our common stock at a price of $9.82 per share, subject to adjustment as discussed below.

The Warrant will expire at 5:00 p.m. New York City time, on December 12, 2018.

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the Warrant.  With respect to any offering of all or any portion of the Warrant, a specific warrant agreement will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K, incorporated by reference herein.

Exercise

The Warrant is exercisable by (A) the surrender of the Warrant and a duly completed and executed notice of exercise (a form of which is annexed thereto) at our principal executive office and (B) payment of the exercise price for the Shares of common stock thereby purchased:  (i) by having us withhold, from the shares of common stock that would otherwise be delivered to the warrantholder upon such exercise, shares of common stock issuable upon exercise of the Warrant equal in value to the aggregate exercise price as to which the Warrant is so exercised based on the market price of the common stock on the trading day on which the Warrant is exercised, or (ii) with the consent of both Wilshire Bancorp and the warrantholder, by tendering in cash, by certified or cashier’s check payable to the order of Wilshire Bancorp, or by wire transfer of immediately available funds to an account designated by us.

Any exercise of the Warrant for shares of common stock is subject to the condition that the warrantholder will have first received any applicable approvals and authorizations required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

Listing

The shares of common stock issuable upon exercise of the Warrant will be listed on the NASDAQ Global Select Market.

Fractional Shares

No fractional shares will be issued upon exercise of the Warrant.  However, we will pay to the warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to the warrantholder, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date, less the prorated exercise price for such fractional share.

Adjustments

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations.   The number of shares of our common stock for which the Warrant may be exercised and the exercise price applicable to the Warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment.   Until the earlier of December 12, 2011 and the date the initial selling securityholder no longer holds the warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the Warrant is exercisable and the exercise price will be adjusted.   Permitted transactions include issuances:

•                                          as consideration for or to fund the acquisition of businesses and/or related assets;

•                                          in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•                                          in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•                                          in connection with the exercise of preemptive rights on terms existing as of December 12, 2008.

Other Distributions.   If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the Warrant will be adjusted to reflect such distribution.

Certain Repurchases.   If we effect a pro rata repurchase of our common stock both the number of shares issuable upon exercise of the Warrant and the exercise price will be adjusted.

Business Combinations.   In the event of a merger, consolidation or similar transaction involving Wilshire Bancorp and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the Warrant will be converted into the right to exercise the Warrant for the consideration that would have been payable to the warrantholder with respect to the shares of our common stock for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation or similar transaction.

Governing Law

The Warrant will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

Transfer

The Warrant and all rights thereunder are transferable, in whole or in part, by the registered holder of the Warrant, and we will make and deliver a new warrant, of the same tenor and date as the Warrant but registered in the name of one or more transferees, upon surrender of the Warrant, duly endorsed, to our principal executive office.  We will bear the expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants; provided however, that the selling securityholder may not transfer a portion or portions of the Warrant with respect to, and/or exercise the Warrant for, more than 474,730  shares of our common stock (as such number may be adjusted from time to time as set forth above) in the aggregate until the earlier of (a) the date on which we have received aggregate gross proceeds of not less than $62,158,000 from one or more qualified equity offerings and (b) December 31, 2009.  Qualified equity offerings has the meaning provided above; see “Description of Series A Preferred Stock—Redemption.”

Reduction

In the event that we receive proceeds from a qualified entity offering equal to at least $62,158,000 prior to December 31, 2009, the number of shares of our common stock underlying the Warrant will be reduced by a number of shares equal to the product of (i) the number of shares originally underlying the Warrant (taking into account all adjustments) and (ii) 0.5.

Exchange and Registry

The Warrant is exchangeable, upon the surrender hereof by the warrantholder to Wilshire Bancorp for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of shares of common stock.  We will maintain a registry showing the name and address of the warrantholder as the registered holder of the Warrant.  The Warrant may be surrendered for exchange or exercise in accordance with its terms, at our principal executive office.

Substitution

In the event that our common stock is no longer listed on a national securities exchange or securities association, the Warrant will be exchangeable, at the option of the selling securityholder, for senior term debt or another economic instrument or security of Wilshire Bancorp such that the selling securityholder is appropriately compensated for the value of the Warrant.

Rights as Shareholder

The Warrant does not entitle the warrantholder to any voting rights or other rights as a Wilshire Bancorp shareholder prior to the date of exercise of the Warrant.

SELLING SECURITYHOLDER

On December 12, 2008, we issued the securities covered by this prospectus to the United States Department of Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act.  The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own.  The securities to be offered under this prospectus for the account of the selling securityholders are:

•                                          62,158 shares of Senior Preferred, representing beneficial ownership of 100% of the shares of Senior Preferred outstanding on the date of this prospectus;

•                                          a Warrant to purchase 949,460 shares of our common stock; and

•                                          949,460 shares of our common stock issuable upon exercise of the Warrant, which shares, if issued, would represent ownership of approximately 3.13% of our common stock as of December 31, 2008.

For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.  To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities.

We do not know when or in what amounts the selling securityholders may offer the securities for sale.  The selling securityholders might not sell any or all of the securities offered by this prospectus.  Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities.  These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions:

•                                          on any national securities exchange or quotation service on which the preferred stock or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Global Select Market in the case of the common stock;

•                                          in the over-the-counter market;

•                                          in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•                                          through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the Warrant in the course of hedging the positions they assume.  The selling securityholders may also sell short the common stock issuable upon exercise of the Warrant and deliver common stock to close out short positions, or loan or pledge the Senior Preferred or the common stock issuable upon exercise of the Warrant to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate.  Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales.  Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.  Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, or the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders.  In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We do not intend to apply for listing of the Senior Preferred on any securities exchange or for inclusion of the Senior Preferred in any automated quotation system unless requested by the initial selling securityholder.  No assurance can be given as to the liquidity of the trading market, if any, for the Senior Preferred.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act.  We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

LEGAL MATTERS

The validity of the Senior Preferred, the Warrant and our common stock offered hereby will be passed upon for us by Hunton & Williams LLP.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Wilshire Bancorp, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee	$2,809
Legal fees and expenses	20,000
Accounting fees and expenses	10,000
Printing and duplication expenses	3,000
Miscellaneous expenses	5,000
Total	$40,809

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 317 of the California General Corporation Law (the “CGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Section 204 of the CGCL provides that a corporation’s articles of incorporation may not limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the CGCL (concerning transactions between corporations and directors or corporations having interrelated directors) or (vii) under Section 316 of the CGCL (concerning directors’ liability for distributions, loans, and guarantees).

Section 204 further provides that a corporation’s articles of incorporation may not limit the liability of directors for any act or omission occurring prior to the date when the provision became effective or any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.  Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to a corporation’s shareholders for any violation of a director’s fiduciary duty to the corporation or its shareholders.

In accordance with Section 317, Wilshire Bancorp’s articles of incorporation limit the liability of a director of Wilshire Bancorp or its shareholders for monetary damages to the fullest extent permissible under California law. The articles of incorporation further authorize Wilshire Bancorp to provide indemnification to its agents (including officers and directors), subject to the limitations set forth above.  Wilshire Bancorp’s articles of incorporation and bylaws further provide for indemnification of corporate agents to the maximum extent permitted by the CGCL.

The indemnification provisions contained in Wilshire Bancorp’s articles of incorporation are not exclusive of any other rights to which a person may be entitled under any statute, provision of the articles of incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise. In addition, Wilshire Bancorp may maintain insurance on behalf of its directors and officers.  The rights conferred to any person under the bylaws with respect to indemnification continue as to a person who has ceased to be a director, officer, employee or other agent and inures to the benefit of such person’s heirs, executors and administrators.

The foregoing summaries are necessarily subject to the complete text of the statute, the articles of incorporation, and the bylaws and are qualified in their entirety by reference thereto.

ITEM 16.  EXHIBITS

EXHIBIT NO.	DESCRIPTION

4.1

Articles of Incorporation, as amended and restated (filed with the SEC as Exhibit 3.1 to the Registration Statement on Form S-4 filed with the SEC on June 15, 2004, and incorporated by reference herein).

4.2

Certificate of Determination of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (filed with the SEC as Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on December 17, 2008, and incorporated by reference herein).

4.3

Second Amended and Restated Bylaws of Wilshire Bancorp, Inc. effective December 12, 2008. (filed with the SEC as Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on December 17, 2008, and incorporated by reference herein).

4.4	Warrant to Purchase Common Stock (filed with the SEC as Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on December 17, 2008, and incorporated by reference herein).

4.5

Letter Agreement, dated as of December 12, 2008, including the Securities Purchase Agreement—Standard Terms incorporated by reference therein, between the Wilshire Bancorp, Inc. and the United States Department of the Treasury (filed with the SEC as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on December 17, 2008, and incorporated by reference herein).

5.1	Opinion of Hunton & Williams LLP as to the validity of the securities being registered.

12.1	Statement regarding computation of ratios of earnings to fixed charges.

23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Powers of Attorney (set forth on the signature page in Part II of this registration statement).

ITEM 17.  UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on the 7th day of January, 2009.

WILSHIRE BANCORP, INC.

By:	/s/ Alex Ko
Alex Ko
Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joanne Kim and Alex Ko his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposed as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Koh	Chairman and Director	January 7, 2009
Steven Koh

/s/ Joanne Kim	President, Chief Executive Officer and Director	January 7, 2009
Joanne Kim	(Principal Executive Officer)

/s/ Mel Elliot	Director	January 7, 2009
Mel Elliot

/s/ Lawrence Jeon	Director	January 7, 2009
Lawrence Jeon

/s/ Gapsu Kim	Director	January 7, 2009
Gapsu Kim

/s/ Kyu-Hyun Kim	Director	January 7, 2009
Kyu-Hyun Kim

Signature	Title	Date

/s/ Richard Y. Lim	Director	January 7, 2009
Richard Y. Lim

/s/ Fred F. Mautner	Director	January 7, 2009
Fred F. Mautner

/s/ Young H. Pak	Director	January 7, 2009
Young H. Pak

/s/ Harry Saifrais	Director	January 7, 2009
Harry Siafaris

/s/ Alex Ko	Chief Financial Officer	January 7, 2009
Alex Ko	(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1

Articles of Incorporation, as amended and restated (filed with the SEC as Exhibit 3.1 to the Registration Statement on Form S-4 filed with the SEC on June 15, 2004, and incorporated by reference herein).

4.2

Certificate of Determination of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (filed with the SEC as Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on December 17, 2008, and incorporated by reference herein).

4.3

Second Amended and Restated Bylaws of Wilshire Bancorp, Inc. effective December 12, 2008. (filed with the SEC as Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on December 17, 2008, and incorporated by reference herein).

4.4	Warrant to Purchase Common Stock (filed with the SEC as Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on December 17, 2008, and incorporated by reference herein).

4.5

Letter Agreement, dated as of December 12, 2008, including the Securities Purchase Agreement—Standard Terms incorporated by reference therein, between the Wilshire Bancorp, Inc. and the United States Department of the Treasury (filed with the SEC as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on December 17, 2008, and incorporated by reference herein).

5.1	Opinion of Hunton & Williams LLP as to the validity of the securities being registered.

12.1	Statement regarding computation of ratios of earnings to fixed charges.

23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Powers of Attorney (set forth on the signature page in Part II of this registration statement).